UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2008

Art Technology Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26679	04-3141918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Cambridge, Massachusetts		02142
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-386-1136

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Clifford J. Conneighton, our Senior Vice President of Marketing, is leaving his position with us to seek other opportunities. To provide a transition period, his employment will continue until September 26, 2008. In connection with his resignation, on July 16, 2008 we entered into an Agreement and Release with Mr. Conneighton which provides that we will continue to pay him his base salary for an additional twelve weeks following his last date of employment. In addition, for this twelve week period, we will pay Mr. Conneighton the amount of any premiums due for COBRA continuation coverage under any of our group health insurance programs. We have also agreed to pay Mr. Conneighton a pro-rated portion of his 2008 bonus, which will be determined after the end of our fiscal year based on the criteria set forth in our 2008 Executive Management Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Art Technology Group, Inc.

July 22, 2008	By:	/s/ Robert D. Burke

Name: Robert D. Burke
Title: President and Chief Executive Officer